Confirming Statement
Pursuant to Section 30(h) of the Investment Company Act of 1940, as amended, and as a Reporting Person of:
Putnam Municipal Opportunities Trust, Putnam Premier Income
Trust,
Putnam Master Intermediate Income Trust, Putnam Managed
Municipal Income Trust,
each a Putnam Closed-End Fund, and Issuer of Putnam Investment
Management, LLC
and or Putnam Investments, LLC, the Issuers Investment Adviser
and Indirect
Parent Holding Company, respectively, I hereby authorize and designate
Dana Scribner-Shea of the Putnam Investments Legal and
Compliance Department
to file SEC Exchange Act Forms 3, 4 or 5 on my behalf until
further notice
in electronic format pursuant to Rule 101(b) (4) of Regulation
S-T.
Signed by          /s/ Jane Trust
                       Jane Trust
On this 30th day of January 2024, I certify that Jane Trust, having personally
appeared before me, proved to me through satisfactory evidence of
identification to be the person whose name is on this Confirming
Statement
document. The notarized Confirming Statement shall be provided to the
Securities and Exchange Commission in compliance with EDGAR
procedures.
Signed by          /s/ Richard Elliott
                       Notary Public
My commission expires    03/06/2027